Exhibit 10

Execution Version

WAIVER AND CONSENT

TO TERM LOAN AND SECURITY AGREEMENT

This WAIVER AND CONSENT TO TERM LOAN AND SECURITY AGREEMENT (this “Consent”) is made as of December 21, 2017, by and among SAExploration Holdings, Inc., a Delaware corporation (“Borrower”), the Guarantors party hereto, the Lenders party hereto, and Delaware Trust Company, as Administrative Agent and Collateral Agent (in such capacities, the “Agent”).

RECITALS

A.	Borrower desires to enter into certain transactions, including the exchange of certain Indebtedness of Borrower for Equity Interests issued by the Borrower, which transactions are described in the Restructuring Support Agreement attached hereto as Exhibit A (collectively, the “Transactions”)

B.	Pursuant to that certain Term Loan and Security Agreement, dated as of June 29, 2016, as amended by Amendment No. 1 to Term Loan and Security Agreement, dated as of October 24, 2016, as further amended by Amendment No. 2 to Term Loan and Security Agreement, dated as of September 8, 2017 (the “Term Loan Agreement”), by and among the Borrower, the Guarantors party thereto, the Lenders party thereto and the Agent, the Lenders extended credit to Borrower as described therein.

C.	Borrower has requested that the Lenders and the Agent consent to the Transactions.

D.	Section 7.7 of the Term Loan Agreement provides that, subject to certain exceptions, neither Borrower nor any other Loan Party will acquire any Indebtedness of any Loan Party or any of its Subsidiaries.

E.	Section 7.8 of the Term Loan Agreement provides that, subject to certain exceptions, neither Borrower nor any other Loan Party will directly or indirectly, amend, modify, or change any of the terms or provisions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness.

F.	Section 7.12 of the Term Loan Agreement provides, subject to certain exceptions, that neither Borrower nor any other Loan Party will, directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower, any other Loan Party or any of their Subsidiaries.

G.	Section 7.14 of the Term Loan Agreement provides that, subject to certain exceptions, neither Borrower nor any other Loan Party will issue or sell or enter into any agreement or arrangement for the issuance and sale of any Stock of Borrower or a Subsidiary of the Borrower other than to a Loan Party;

H.	Section 15.1(a) of the Term Loan Agreement provides that no amendment or waiver of any Loan Document or any provisions thereof, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or the Agent with the consent of the Required Lenders).

I.	Each of the Lenders party hereto and, at the direction of the Required Lenders, the Agent desires to consent to the Transactions.

J.	Each of the Lenders party hereto and, at the direction of the Required Lenders, the Agent desires to waive compliance with any provision in the Term Loan Agreement that might prohibit the Transactions, including those provisions set forth in Sections 7.7, 7.8, 7.12 and 7.14 of the Term Loan Agreement.

K.	The exchange of certain Indebtedness may extend beyond the next interest installment date with respect to such Indebtedness and such interest may not be paid on such interest installment date (the “Specified Interest Payment Default”).

L.	Borrower has executed and delivered that certain letter agreement dated September 8, 2017 to Agent (the “Specified Letter Agreement”), for the benefit of each Lender party to the Term Loan Agreement, pursuant to which Borrower agreed not to incur more than $16 million aggregate principal amount of obligations secured by liens that are senior to the liens securing the Obligations without the consent of the Required Lenders (the “Senior Obligations Cap”).

M.	Borrower desires to increase the amount of the Senior Obligations Cap to $20 million.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agree as follows:

1. Waiver and Consent.

(a) Each of the undersigned Lenders and, at the direction of the Required Lenders, the Agent hereby irrevocably consents to the Transactions.

(b) Each of the undersigned Lenders and, at the direction of the Required Lenders, the Agent hereby waives compliance with any provision in the Term Loan Agreement that might prohibit the Transactions, including those provisions set forth in Sections 7.7, 7.8, 7.12 and 7.14 of the Term Loan Agreement.

(c) Except as expressly provided by this Consent, the Term Loan Agreement shall remain in full force and effect and none of the rights, interests, or obligations existing and to exist under the Term Loan Agreement are hereby released, diminished, or impaired.

(d) The undersigned Lenders hereby waive any Default or Event of Default solely relating to the Specified Interest Payment Default, including under Section 9.7 of the Term Loan Agreement.

(e) Each of the undersigned Lenders and, at the direction of the Required Lenders, the Agent hereby consents and agrees to increase the amount of the Senior Obligations Cap to $20 million under the Specified Letter Agreement.

2. This Consent shall be effective immediately upon receipt by the Agent of counterparts of this Consent duly executed and delivered by Borrower, the Guarantors, the Agent, and the Required Lenders.

3. Each of the Loan Parties hereby represents and warrants that, after giving effect to the consents and waivers contained herein, execution and delivery of this Consent and the performance by each of them of their respective obligations under this Consent and the Term Loan Agreement are within its powers, have been duly authorized, are not in contravention of law or the terms of its operating agreement or other organizational documents, as applicable and applicable law and except as have been previously obtained, do not require the consent or approval of any governmental body, agency or authority, and this Consent and the Term Loan Agreement constitutes the valid and binding obligations of the Loan Parties, as applicable, enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, ERISA or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).

4. Except as specifically set forth herein, this Consent shall not be deemed to amend or alter in any respect the terms and conditions of the Term Loan Agreement (including without limitation all conditions and requirements for Advances and any financial covenants), any of the other Loan Documents or the Specified Letter Agreement, or to constitute a waiver or release by Agent or any Lender of any right, remedy, Collateral or Default under the Term Loan Agreement, any of the other Loan Documents or the Specified Letter Agreement, except to the extent specifically set forth herein.

5. Each of the Loan Parties hereby reaffirms, confirms, ratifies, covenants, and agrees to be bound by each of its covenants, agreements, and obligations, except to the extent specifically set forth herein, under the Term Loan Agreement and the Specified Letter Agreement and each other Loan Document previously executed and delivered by it. Each reference in the Term Loan Agreement to “this Agreement” or “the Term Loan Agreement” shall be deemed to refer to the Term Loan Agreement after giving effect to this Consent.

6. Unless otherwise defined to the contrary herein, all capitalized terms used in this Consent shall have the meanings set forth in the Term Loan Agreement.

7. Each of the Borrower and the Guarantors hereby agrees to reimburse the Agent and the Lenders party hereto for all of their out-of-pocket costs and reasonable expenses (including attorneys’ fees and expenses) incurred in connection with this Consent.

8. Each of the Lenders party hereto (which collectively constitute the Required Lenders) hereby (i) authorizes and directs the Agent to execute and deliver this Consent, and (ii) acknowledges and agrees that (x) the foregoing directed action constitutes a direction from the Required Lenders under Section 17 of the Term Loan Agreement, (y) Sections 11.3, 17.3, 17.5, and 19.9 of the Term Loan Agreement and all other rights, protections, privileges, immunities, exculpations, and indemnities afforded to the Agent under the Loan Documents shall apply to any and all actions taken or not taken by the Agent in accordance with such direction, and (z) the Agent may conclusively rely upon (and shall be fully protected in relying upon) the Register in determining such Lender’s ownership of the Advances and unused Commitments on and as of the date hereof. Each undersigned Lender hereby severally represents and warrants to the Agent that, on and as of the date hereof, it is duly authorized to enter into this Consent.

9. This Consent shall be a contract made under and governed by the laws of the State of New York without giving effect to its principles of conflicts of laws, and may be executed in counterpart, in accordance with the Term Loan Agreement.

10. Each of the Loan Parties, Agent and Lenders party hereto agrees that any copy of this Consent (or any other Loan Document) signed by them and transmitted by facsimile, email or any other delivery method shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed effective as of the date first written above.

THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

DELAWARE TRUST COMPANY

By:	/s/ ALAN R. HALPERN
Name:	Alan R. Halpern
Title:	Vice President

BORROWER:

SAEXPLORATION HOLDINGS, INC.

By:	/s/ BRENT WHITELEY
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

OTHER LOAN PARTIES:

SAEXPLORATION, INC.
SAEXPLORATION SUB, INC.
NES, LLC
SAEXPLORATION SEISMIC SERVICES (US), LLC

By:	/s/ BRENT WHITELEY
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

Signature Page to

Waiver and Consent – Term Loan

LENDERS:

BLUE MOUNTAIN CREDIT ALTERNATIVES MASTER FUND L.P.

By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ DAVID O’MARA
Name:	David O’Mara
Title:	Deputy General Counsel

BLUEMOUNTAIN MONTENVERS MASTER FUND SCA SICAV-SIF

By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ DAVID O’MARA
Name:	David O’Mara
Title:	Deputy General Counsel

BLUEMOUNTAIN KICKING HORSE FUND L.P.

By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ DAVID O’MARA
Name:	David O’Mara
Title:	Deputy General Counsel

BLUEMOUNTAIN GUADALUPE PEAK FUND L.P.

By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ DAVID O’MARA
Name:	David O’Mara
Title:	Deputy General Counsel

BLUEMOUNTAIN SUMMIT TRADING L.P.

By:	/s/ DAVID O’MARA
Name:	David O’Mara
Title:	Deputy General Counsel

Signature Page to

Waiver and Consent – Term Loan